Third Point Re Reports Third Quarter 2016 Earnings Results

Gross Premiums Written of $142.6 million
Net Income of $72.1 million
HAMILTON, Bermuda, November 3, 2016, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its third quarter ended September 30, 2016.
Third Point Re reported net income of $72.1 million, or $0.68 per diluted common share, for the third quarter of 2016, compared to a net loss of $195.7 million, or $(1.88) per diluted common share, for the third quarter of 2015. For the nine months ended September 30, 2016, Third Point Re reported net income of $74.3 million, or $0.70 per diluted common share, compared with a net loss of $129.6 million, or $(1.25) per diluted common share, for the nine months ended September 30, 2015.
As of September 30, 2016, diluted book value per share increased by $0.67 per share, or 5.2%, to $13.55 per share from $12.88 per share as of June 30, 2016 and increased by $0.70 per share, or 5.4%, to $13.55 per share from $12.85 per share as of December 31, 2015.
“During the third quarter, we generated premiums written of $142.6 million, a decrease of 30.6% compared to the prior year’s third quarter, primarily due to one large reserve cover that was written in the prior year period. Our combined ratio for the quarter was 106.5%, which was in line with expectations given current market conditions and lines of business on which we focus,” commented John Berger, Chairman and Chief Executive Officer. “Our investments continued to perform well through the third quarter resulting in a 5.2% increase in diluted book value per share for the quarter.”
The following table shows certain key financial metrics for the three and nine months ended September 30, 2016 and 2015:

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	($ in millions, except for per share data and ratios)
Gross premiums written	$142.6	$205.6	$536.6	$603.3
Net premiums earned	$128.2	$208.8	$398.1	$468.5
Net underwriting loss (1) (2)	$(8.3)	$(5.8)	$(40.5)	$(19.1)
Combined ratio (1) (2)	106.5%	102.8%	110.2%	104.1%
Net investment return on investments managed by Third Point LLC	4.0%	(8.7)%	6.0%	(4.3)%
Net investment income (loss)	$88.4	$(193.2)	$134.6	$(89.6)
Net investment income (loss) on float (3)	$22.0	$(52.0)	$32.9	$(23.6)
Net income (loss)	$72.1	$(195.7)	$74.3	$(129.6)
Diluted earnings (loss) per common share	$0.68	$(1.88)	$0.70	$(1.25)
Increase in diluted book value per share (3)	5.2%	(11.8)%	5.4%	(8.1)%
Return on beginning shareholders’ equity (3)	5.2%	(12.8)%	5.4%	(8.9)%
Net investments managed by Third Point LLC (4)	$2,202.9	$2,062.8	$2,202.9	$2,062.8

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(3)
Net investment income on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income (loss) on float, diluted book value per share and return on beginning shareholders’ equity.

(4)	Prior year comparatives represent amounts as of December 31, 2015.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written decreased by $63.2 million, or 30.7%, to $142.6 million for the three months ended September 30, 2016 from $205.7 million for the three months ended September 30, 2015. Gross premiums written decreased by $66.7 million, or 11.1%, to $536.6 million for the nine months ended September 30, 2016 from $603.3 million for the nine months ended September 30, 2015. The decrease in the three and nine months ended September 30, 2016 compared to prior year periods was primarily a result of contracts that were not subject to renewal and contracts that did not renew due to pricing and/or terms and conditions, partially offset by new and renewal business.
Net premiums earned for the three months ended September 30, 2016 decreased by $80.8 million, or 38.7%, to $128.2 million. Net premiums earned for the nine months ended September 30, 2016 decreased by $70.3 million, or 15.0%, to $398.1 million. The decrease in net premiums earned was primarily due to retroactive reinsurance contracts of $91.6 million and $108.1 million that were written and earned in the three and nine months ended September 30, 2015, respectively. We did not write any retroactive reinsurance contracts in the comparable 2016 periods.

The net underwriting loss for the three months ended September 30, 2016 included $0.04 million of net favorable development compared to net adverse development of $1.4 million for the three months ended September 30, 2015 as a result of changes in estimates of prior years’ loss reserves net of the impact of acquisition costs. The $0.04 million net favorable development for the quarter was a result of small offsetting movements within several lines of business.
The net underwriting loss for the nine months ended September 30, 2016 and 2015 included net adverse development of $12.5 million and $4.5 million, respectively, related to changes in estimates of prior years’ loss reserves and the related impact of acquisition costs. The net adverse development for the nine months ended September 30, 2016 was primarily due to:

•	$4.8 million of net adverse underwriting loss development relating to one multi-line contract;

•	$3.5 million of net adverse underwriting loss development relating to our Florida homeowners’ reinsurance contracts;

•	$3.3 million of net adverse underwriting loss development relating to a workers’ compensation contract; and

•	$3.1 million of net adverse underwriting loss development relating to non-standard auto contracts.
Investments
The return on investments managed by Third Point LLC by asset class for the three and nine months ended September 30, 2016 and 2015 was as follows:

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Long/short equities	1.9%	(8.2)%	1.3%	(8.9)%
Credit	2.0%	(0.6)%	5.8%	4.3%
Macro and other	0.1%	0.1%	(1.1)%	0.3%
	4.0%	(8.7)%	6.0%	(4.3)%
For the three months ended September 30, 2016, we generated positive performance in each of our investment strategies. Within equities, we generated positive returns within each long equity sub-sector/strategy, with consumer and technology, media and telecommunications being notable performers.  The gains in our long equity portfolio were partially offset by losses in our short equity positions, including equity hedges.  Within our credit strategy, performing credit was the primary contributor to the positive returns for the quarter. The macro and other strategy also contributed modestly to returns.
For the nine months ended September 30, 2016, we generated positive results despite a volatile market environment. Within equities, positive performance within our long equity portfolio was reduced by losses from one long equity healthcare position. The net gains in our long equity portfolio were partially offset by losses in our short equity positions, including equity hedges.  Within credit, our sovereign and performing credit portfolios contributed positive performance with positions traded within the energy sector driving performing credit and one sovereign position contributing significantly to returns for the year to date period.  The macro and other category reduced returns for the nine months ended September 30, 2016 primarily due to negative performance from several currency and portfolio macroeconomic hedges.

Share Repurchase Program
During the three months ended September 30, 2016, we did not repurchase any of our common shares.
During the nine months ended September 30, 2016, we repurchased 644,768 of our common shares in the open market for an aggregate cost of $7.4 million at a weighted average cost, including commissions, of $11.46 per share. Common shares repurchased by the Company were not cancelled and are classified as treasury shares.
As of September 30, 2016, the Company may repurchase up to an aggregate of $92.6 million of additional common shares under its share repurchase program.
Conference Call Details
The Company will hold a conference call to discuss its third quarter 2016 results at 8:30 a.m. Eastern Time on November 4, 2016. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. third quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13646898. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 11, 2016.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) fluctuation in results of operations; (iii) more established competitors; (iv) losses exceeding reserves; (v) downgrades or withdrawal of ratings by rating agencies; (vi) dependence on key executives; (vii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (viii) potential inability to pay dividends; (ix) inability to service the Company’s indebtedness; (x) limited cash flow and liquidity due to indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of the Company’s common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xv) potentially being deemed an investment company under United States federal securities law; (xvi) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) Third Point Reinsurance Ltd. potentially becoming subject to United States federal income taxation; (xxiii) potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiv) changes in Bermuda law or other regulation that may have an adverse impact on the Company's operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2016 and December 31, 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2016	December 31, 2015
Assets
Equity securities, trading, at fair value (cost - $1,502,824; 2015 - $1,156,369)	$1,622,938	$1,231,077
Debt securities, trading, at fair value (cost - $1,030,848; 2015 - $1,049,652)	1,079,132	1,034,247
Other investments, at fair value	49,664	51,920
Total investments in securities	2,751,734	2,317,244
Cash and cash equivalents	20,982	20,407
Restricted cash and cash equivalents	365,451	330,915
Due from brokers	284,170	326,971
Derivative assets, at fair value	22,565	35,337
Interest and dividends receivable	11,756	10,687
Reinsurance balances receivable	448,450	294,313
Deferred acquisition costs, net	255,379	197,093
Other assets	17,101	12,141
Total assets	$4,177,588	$3,545,108
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$13,508	$11,966
Reinsurance balances payable	47,713	24,119
Deposit liabilities	105,207	83,955
Unearned premium reserves	668,980	531,710
Loss and loss adjustment expense reserves	565,682	466,047
Securities sold, not yet purchased, at fair value	198,393	314,353
Securities sold under an agreement to repurchase	55,880	8,944
Due to brokers	894,856	574,962
Derivative liabilities, at fair value	11,472	15,392
Performance fee payable to related party	24,846	—
Interest and dividends payable	1,772	4,400
Senior notes payable, net of deferred costs	113,510	113,377
Total liabilities	2,701,819	2,149,225
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 106,383,928 (2015 - 105,479,341))	10,638	10,548
Treasury shares (644,768 shares (2015 - nil shares))	(7,389)	—
Additional paid-in capital	1,090,975	1,080,591
Retained earnings	362,915	288,587
Shareholders’ equity attributable to shareholders	1,457,139	1,379,726
Non-controlling interests	18,630	16,157
Total shareholders’ equity	1,475,769	1,395,883
Total liabilities and shareholders’ equity	$4,177,588	$3,545,108

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and nine months ended September 30, 2016 and 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues
Gross premiums written	$142,573	$205,583	$536,595	$603,259
Gross premiums ceded	(927)	(375)	(2,352)	(1,852)
Net premiums written	141,646	205,208	534,243	601,407
Change in net unearned premium reserves	(13,463)	3,597	(136,136)	(132,949)
Net premiums earned	128,183	208,805	398,107	468,458
Net investment income (loss)	88,356	(193,156)	134,592	(89,627)
Total revenues	216,539	15,649	532,699	378,831
Expenses
Loss and loss adjustment expenses incurred, net	85,015	158,537	273,822	316,336
Acquisition costs, net	45,127	50,509	145,296	152,664
General and administrative expenses	12,354	9,822	33,885	35,797
Other expenses	347	670	6,226	5,686
Interest expense	2,069	2,074	6,163	5,162
Foreign exchange gains	(3,905)	(746)	(14,359)	(800)
Total expenses	141,007	220,866	451,033	514,845
Income (loss) before income tax (expense) benefit	75,532	(205,217)	81,666	(136,014)
Income tax (expense) benefit	(2,484)	7,781	(5,865)	5,768
Income (loss) including non-controlling interests	73,048	(197,436)	75,801	(130,246)
(Income) loss attributable to non-controlling interests	(967)	1,721	(1,473)	663
Net income (loss)	$72,081	$(195,715)	$74,328	$(129,583)
Earnings (loss) per share
Basic	$0.69	$(1.88)	$0.71	$(1.25)
Diluted	$0.68	$(1.88)	$0.70	$(1.25)
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	103,780,196	104,117,448	104,055,946	103,931,871
Diluted	105,795,313	104,117,448	105,590,668	103,931,871

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended September 30, 2016
	Property and Casualty Reinsurance	Catastrophe Risk Management (2)	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$142,573	$—	$—	$142,573
Gross premiums ceded	(927)	—	—	(927)
Net premiums written	141,646	—	—	141,646
Change in net unearned premium reserves	(13,463)	—	—	(13,463)
Net premiums earned	128,183	—	—	128,183
Expenses
Loss and loss adjustment expenses incurred, net	85,015	—	—	85,015
Acquisition costs, net	45,127	—	—	45,127
General and administrative expenses	6,380	—	5,974	12,354
Total expenses	136,522	—	5,974	142,496
Net underwriting loss	(8,339)	n/a	n/a	n/a
Net investment income	22,031	—	66,325	88,356
Other expenses	(347)	—	—	(347)
Interest expense	—	—	(2,069)	(2,069)
Foreign exchange gains	—	—	3,905	3,905
Income tax expense	—	—	(2,484)	(2,484)
Segment income including non-controlling interests	13,345	—	59,703	73,048
Segment income attributable to non-controlling interests	—	—	(967)	(967)
Segment income	$13,345	$—	$58,736	$72,081
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	66.3%
Acquisition cost ratio	35.2%
Composite ratio	101.5%
General and administrative expense ratio	5.0%
Combined ratio	106.5%

	Nine months ended September 30, 2016
	Property and Casualty Reinsurance	Catastrophe Risk Management (2)	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$536,595	$—	$—	$536,595
Gross premiums ceded	(2,352)	—	—	(2,352)
Net premiums written	534,243	—	—	534,243
Change in net unearned premium reserves	(136,136)	—	—	(136,136)
Net premiums earned	398,107	—	—	398,107
Expenses
Loss and loss adjustment expenses incurred, net	273,822	—	—	273,822
Acquisition costs, net	145,296	—	—	145,296
General and administrative expenses	19,527	—	14,358	33,885
Total expenses	438,645	—	14,358	453,003
Net underwriting loss	(40,538)	n/a	n/a	n/a
Net investment income	32,868	—	101,724	134,592
Other expenses	(6,226)	—	—	(6,226)
Interest expense	—	—	(6,163)	(6,163)
Foreign exchange gains	—	—	14,359	14,359
Income tax expense	—	—	(5,865)	(5,865)
Segment income (loss) including non-controlling interests	(13,896)	—	89,697	75,801
Segment income attributable to non-controlling interests	—	—	(1,473)	(1,473)
Segment income (loss)	$(13,896)	$—	$88,224	$74,328
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	68.8%
Acquisition cost ratio	36.5%
Composite ratio	105.3%
General and administrative expense ratio	4.9%
Combined ratio	110.2%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)    As of December 31, 2015, all investments in the Catastrophe Fund had been redeemed. In February 2016, the Company completed the dissolution of the Catastrophe Fund and Catastrophe Reinsurer. As a result, there is no further activity in the Catastrophe Risk Management segment.

	Three months ended September 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$205,729	$(146)	$—	$205,583
Gross premiums ceded	(375)	—	—	(375)
Net premiums written	205,354	(146)	—	205,208
Change in net unearned premium reserves	3,597	—	—	3,597
Net premiums earned	208,951	(146)	—	208,805
Expenses
Loss and loss adjustment expenses incurred, net	158,387	150	—	158,537
Acquisition costs, net	50,527	(18)	—	50,509
General and administrative expenses	5,872	32	3,918	9,822
Total expenses	214,786	164	3,918	218,868
Net underwriting loss	(5,835)	n/a	n/a	n/a
Net investment income (loss)	(51,988)	1	(141,169)	(193,156)
Other expenses	(670)	—	—	(670)
Interest expense	—	—	(2,074)	(2,074)
Foreign exchange gains	—	—	746	746
Income tax benefit	—	—	7,781	7,781
Segment loss including non-controlling interests	(58,493)	(309)	(138,634)	(197,436)
Segment loss attributable to non-controlling interests	—	140	1,581	1,721
Segment loss	$(58,493)	$(169)	$(137,053)	$(195,715)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	75.8%
Acquisition cost ratio	24.2%
Composite ratio	100.0%
General and administrative expense ratio	2.8%
Combined ratio	102.8%

	Nine months ended September 30, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$603,303	$(44)	$—	$603,259
Gross premiums ceded	(1,852)	—	—	(1,852)
Net premiums written	601,451	(44)	—	601,407
Change in net unearned premium reserves	(133,001)	52	—	(132,949)
Net premiums earned	468,450	8	—	468,458
Expenses
Loss and loss adjustment expenses incurred, net	316,186	150	—	316,336
Acquisition costs, net	152,665	(1)	—	152,664
General and administrative expenses	18,681	463	16,653	35,797
Total expenses	487,532	612	16,653	504,797
Net underwriting loss	(19,082)	n/a	n/a	n/a
Net investment income (loss)	(23,623)	69	(66,073)	(89,627)
Other expenses	(5,686)	—	—	(5,686)
Interest expense	—	—	(5,162)	(5,162)
Foreign exchange gains	—	—	800	800
Income tax benefit	—	—	5,768	5,768
Segment loss including non-controlling interests	(48,391)	(535)	(81,320)	(130,246)
Segment loss attributable to non-controlling interests	—	156	507	663
Segment loss	$(48,391)	$(379)	$(80,813)	$(129,583)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	67.5%
Acquisition cost ratio	32.6%
Composite ratio	100.1%
General and administrative expense ratio	4.0%
Combined ratio	104.1%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	September 30, 2016	December 31, 2015
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,475,769	$1,395,883
Less: non-controlling interests	(18,630)	(16,157)
Shareholders’ equity attributable to shareholders	1,457,139	1,379,726
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	54,189	58,070
Diluted book value per share numerator	$1,557,840	$1,484,308
Basic and diluted book value per share denominator:
Issued and outstanding shares, net of treasury shares	104,000,129	104,256,745
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,400,240	5,788,391
Effect of dilutive restricted shares issued to directors and employees	937,377	837,277
Diluted book value per share denominator	114,988,909	115,533,576

Basic book value per share	$14.01	$13.23
Diluted book value per share	$13.55	$12.85

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	($ in thousands)
Net investment income (loss) on float	$22,031	$(51,988)	$32,868	$(23,623)
Net investment income (loss) on capital	65,729	(141,971)	100,646	(67,057)
Net investment income (loss) on investments managed by Third Point LLC	87,760	(193,959)	133,514	(90,680)
Net gain on investment in Kiskadee Fund	596	801	1,078	984
Net investment income related to Catastrophe Reinsurer and Catastrophe Fund	—	2	—	69
	$88,356	$(193,156)	$134,592	$(89,627)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	($ in thousands)
Net income (loss)	$72,081	$(195,715)	$74,328	$(129,583)
Shareholders’ equity attributable to shareholders - beginning of period	1,380,332	1,526,004	1,379,726	1,451,913
Impact of weighting related to shareholders’ equity from shares repurchased	—	—	(3,348)	—
Adjusted shareholders’ equity attributable to shareholders - beginning of period	$1,380,332	$1,526,004	$1,376,378	$1,451,913
Return on beginning shareholders’ equity	5.2%	(12.8)%	5.4%	(8.9)%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end, net of treasury shares. Diluted book value per share represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures. Float, as a result, is considered to be a non-GAAP financial measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of long-term incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income by the beginning shareholders’ equity attributable to shareholders. We believe this metric is used by investors to supplement measures of our profitability. For the nine month ended September 30, 2016, we have also adjusted the beginning shareholders’ equity for the impact of the shares repurchased on a weighted average basis. This adjustment increased the stated returns on beginning shareholders’ equity.